Exhi bit 4.4

DATED [●], 2020

[FORM OF]

AMENDED AND RESTATED WARRANT INSTRUMENT

AMENDED AND RESTATED [FORM OF] WARRANT INSTRUMENT

Radius Global Infrastructure, Inc.

(f/k/a Digital Landscape Group, Inc., f/k/a Landscape Acquisition Holdings Limited)

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2

2.	CONSTITUTION AND FORM OF WARRANTS	5

3.	WARRANT CERTIFICATES	6

4.	EXERCISE OF WARRANTS	6

5.	UNDERTAKINGS	9

6.	ADJUSTMENT OF SUBSCRIPTION RIGHTS	9

7.	MANDATORY REDEMPTION	9

8.	GENERAL OFFERS AND LIQUIDATION	10

9.	TRANSFER AND TITLE	10

10.	MEETINGS OF WARRANTHOLDERS	11

11.	MODIFICATIONS	12

12.	PURCHASE, SURRENDER AND CANCELLATION	13

13.	AVAILABILITY OF INSTRUMENT AND NOTICES	13

14.	PURCHASE OF CLASS A COMMON SHARES BY THE COMPANY	14

15.	RIGHTS OF HOLDERS	14

16.	ENFORCEMENT	14

17.	GOVERNING LAW	15

SCHEDULE 1		18

FORM OF WARRANT CERTIFICATE		18

SCHEDULE 2		23

REGISTRATION, TRANSFER AND TRANSMISSION		23

SCHEDULE 3		26

REGISTRAR		26

i

THIS AMENDED AND RESTATED WARRANT INSTRUMENT (this “Instrument”) is entered into by RADIUS GLOBAL INFRASTRUCTURE, INC., a Delaware corporation (f/k/a Digital Landscape Group, Inc., f/k/a Landscape Acquisition Holdings Limited) (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (“CTCNA”, and collectively with Computershare, the “Registrar”)

BACKGROUND

(A)

By a resolution of the board of directors of the Company (the “Board”) passed on 14 November 2017 the Board authorised the issue by the Company of up to 50,025,000 Warrants (as defined below) on the terms and subject to the conditions set out in the Original Warrant Instrument (as defined below).

(B)

On 15 November, 2017, the Company executed the warrant instrument, dated such date (the “Original Warrant Instrument”), relating to the issue of the Warrants and pursuant to which the Company created and constituted 50,025,000 warrants to subscribe for Ordinary Shares (as defined in the Original Warrant Instrument) on the terms and subject to the conditions of the Original Warrant Instrument.

(C)

On [●], 2020, the Company effected a discontinuance under Section 184 of the BVI Business Companies Act, 2004, as amended, and a domestication under Section 388 of the General Corporation Law of the State of Delaware, pursuant to which the Company’s jurisdiction of incorporation was changed from the British Virgin Islands to the State of Delaware (the “Domestication”). Effective upon the Domestication, the Company was renamed “Radius Global Infrastructure, Inc.”.

(D)

In the Domestication, (i) all the issued and outstanding ordinary shares, of no par value, of the Company (the “BVI Ordinary Shares”) were automatically converted, by operation of law, into shares of Class A common stock, par value $0.0001 per share (“Delaware Class A Common Shares”), of the Company and (ii) the Warrants issued under the Original Warrant Instrument automatically became warrants to acquire Delaware Class A Common Shares pursuant to the terms thereof.

(E)

Pursuant to its terms, the Original Warrant Instrument may be modified by an instrument in writing, executed by the Company and expressed to be supplemental to thereto, provided that such modification is of a formal, minor or technical nature or a modification deemed necessary or desirable by the Directors (as defined herein) in their absolute discretion (acting in good faith) and which the Directors determine in their absolute discretion (acting in good faith) does not adversely affect the interests of Warrantholders (as defined therein).

(F)

By a written consent of the Board dated [●], 2020, the Directors authorized the adoption of certain formal, minor or technical modifications to the Original Warrant Instrument as well as certain modifications thereto deemed by the Directors to be necessary or desirable and not to adversely affect the interest of the Warrantholders (as defined in the Original Warrant Instrument), in each case in connection with the Domestication, which modifications are reflected in this Instrument.

(G)

In connection with the Domestication, the Company has filed, with the U.S. Securities and Exchange Commission, a registration statement on Form S-4 (Registration No. 333-240173), as amended, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of, among other things, the offering and sale of Delaware Class A Common Shares, the Warrants and the Delaware Class A Common Shares issuable upon exercise of the Warrants.

(H)

The Company desires the Registrar to act on behalf of the Company, and the Registrar has agreed to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants in accordance with the express terms of this Instrument.

(I)

The Company has accordingly determined to execute this Instrument to set out the rights and interests of the Warrantholders (as defined herein), and the Company and the Registrar have each done and performed all acts and things on its respective behalf which are necessary to authorize the execution and delivery of this Instrument.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Instrument:

“Acquisition” means the acquisition by the Company of AP WIP Investments Holdings, LP, a Delaware limited partnership, (including its subsidiary AP WIP Investments, LLC and its subsidiaries) for consideration of approximately $859,500,000, consisting of cash, shares and assumption of debt, which was completed on February 10, 2020;

“Adjustment Percentage” has the meaning given in Clause 6.1;

“Admission” means the admission on 15 November, 2017 of the BVI Ordinary Shares and Warrants to trading on the London Stock Exchange’s main market for listed securities;

“Articles” means the Certificate of Incorporation and Bylaws of the Company, in each case as amended from time to time;

“Average Price” means for any security, as of any date or relevant period (as applicable): (i) in respect of Class A Common Shares or any other security, the volume weighted average price for such security on Nasdaq as reported by Bloomberg through its “Volume at Price” functions; (ii) if Nasdaq is not the principal securities exchange or trading market for that security, the volume weighted average price of that security on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price of that security in the over the counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date on any of the foregoing bases, the Average Price of that security on such date shall be the fair market value as mutually determined by the Company and the Warrantholders representing a majority of the Class A Common Shares outstanding under the Warrants (acting reasonably);

“business day” means any day (excluding a Saturday or a Sunday) on which banks in New York City and, if the Registrar is not located in New York City, New York, the United States city or non-United States country of location of the Registrar (or such other person as has been notified to the Warrantholders in accordance with Clause 4.2) are open for business;

“Class A Common Shares” means (i) the ordinary shares of no par value each in the capital of the Company (which for these purposes, for the avoidance of doubt, shall include the Company in such form as it exists following any continuation, merger, consolidation or similar action under the laws of the British Virgin Islands, the State of Delaware or any other relevant jurisdiction) and (ii) any capital shares into which such ordinary shares shall have been changed (including, for the avoidance of doubt, following any continuation, merger, consolidation or similar action under the laws of the British Virgin Islands, the State of Delaware or any other relevant jurisdiction) or any share capital resulting from a reclassification of such ordinary shares. For the avoidance of doubt, the “Class A Common Shares” shall include the Delaware Class A Common Shares and any capital shares into which such Delaware Class A Common Shares shall have been changed or any share capital resulting from a recapitalization thereof;

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Registrar as the Warrant Custodian;

“Depositary” means The Depository Trust Company, its nominees and their respective successors;

“Directors” means the directors of the Company from time to time;

“Exchange Act” means the US Securities Exchange Act of 1934, as amended;

“Exercise Price” means $11.50 per Class A Common Share (or such adjusted price as may be determined from to time in accordance with the provisions of Clause 6 (Adjustment of Subscription Rights)), which is the aggregate amount payable for each Minimum Exercise Amount;

“Extraordinary Resolution” means either (a) a resolution passed at a meeting of the Warrantholders duly convened and held and carried by a majority consisting of not less than three-fourths of the votes cast upon a show of hands or, if a poll is duly demanded, by a majority of not less than three-fourths of the votes cast on a poll; or (b) a resolution consented to in writing by or on behalf of Warrantholders representing a majority of not less than three-fourths of the aggregate number of outstanding Warrants in issue and who for the time being are entitled to receive notice of and vote at a meeting of Warrantholders;

“Form of Nomination” means in relation to any Warrant the form of nomination attached to the Warrant Certificate;

“Global Warrant” has the meaning given in Clause 2.4;

“London Stock Exchange” means London Stock Exchange plc;

“Minimum Exercise Amount” means, as of the applicable time of determination, with respect to each exercise of Warrants, the number of Warrants necessary for a Warrantholder to exercise to receive one whole Class A Common Share upon such exercise as determined by the Board;

“Nasdaq” means the Nasdaq Global Market (or any successor national stock exchange);

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity;

“Portion” means, as of the applicable time of determination, (as applicable) (i) from and after the date hereof through the time immediately preceding the first adjustment (if any) under Clause 6, one third (1/3rd), (ii) from and after the time of the first adjustment (if any) under Clause 6 until the next adjustment thereunder, the product of (x) one third (1/3rd) multiplied by (y) the applicable Adjustment Percentage that is calculated in respect of such first adjustment or (iii) from and after the time of each successive adjustment (if any) under Clause 6, the product of (x) the fraction then in effect as previously determined pursuant to the immediately preceding clause (ii) or this clause (iii) (as the case may be) multiplied by (y) the applicable Adjustment Percentage that is calculated in respect of such applicable adjustment, subject to adjustment in accordance with Clause 6.3;

“Redemption Event” has the meaning given in Clause 7.2;

“Redemption Notice” means the notice to Warrantholders notifying the occurrence of a Redemption Event to be given pursuant to Clause 7.3;

“Redemption Trigger Price” means equal to or greater than $18.00 (subject to adjustment pursuant to Clause 7.4);

“Register” means the register of Warrantholders required to be maintained pursuant to Clause 9.1;

“Registrar” means, collectively, CTCNA and Computershare, or such other person or persons appointed by the Company from time to time in accordance with the terms hereof to maintain the Register and act as warrant agent in respect of the Warrants;

“Regulation D” means Regulation D under the Securities Act;

“Regulation S” means Regulation S under the Securities Act;

“Rule 144A” means Rule 144A promulgated by the U.S. Securities and Exchange Commission under the Securities Act;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Subscription Notice” means in relation to any Warrant the notice of subscription attached to the Warrant Certificate;

“Subscription Period” means, in relation to any Warrant, the period commencing on the date of Admission and ending on the earlier to occur of (i) 5:00 p.m. (New York City time) on the third anniversary of the completion of the Acquisition and (ii) such earlier date as is set forth in this Instrument, provided that if such day is not a Trading Day, the Trading Day immediately following such day;

“Subscription Rights” means the rights to subscribe for Class A Common Shares granted by the Company to Warrantholders pursuant to this Instrument;

“Trading Day” means a day on which the main market of Nasdaq (or such other applicable securities exchange or quotation system on which the Class A Common Shares or Warrants are listed) is open for business (other than a day on which the main market of Nasdaq (or such other applicable securities exchange or quotation system) is scheduled to or does close prior to its regular weekday closing time);

“U.S. Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and related rules;

“U.S. Person” has the meaning given to the term “U.S. Person” in Regulation S;

“Warrant Certificate” means a certificate evidencing a holding of Warrants in certificated form, which may be either a Definitive Warrant or a Global Warrant, such certificate being in or substantially in the form set out in Schedule 1 (Form of Warrant Certificate);

“Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor person thereto.

“Warrantholder” means in relation to any Warrant, the person or persons who is or are for the time being the registered holder or joint holders of such Warrant in the Register; and

“Warrants” means each of the warrants of the Company constituted by this Instrument and all rights conferred by this Instrument.

1.2.	The Clause headings are inserted for guidance only and shall not affect the meaning or interpretation of any part of this Instrument.

1.3.	Reference to Clauses, sub-Clauses and Schedules in this Instrument are references to the Clauses, sub-Clauses and Schedules of and to this Instrument.

1.4.

References to any statute or statutory provision include references to that statute or statutory provision as from time to time amended, extended or re-enacted and to any rules, orders, regulations and delegated legislation made thereunder.

1.5.

Words importing the singular shall include the plural and vice versa; words importing the masculine shall include the feminine and neuter and vice versa; words importing persons shall include bodies corporate, unincorporated associations and partnerships.

1.6.

Any register, index, minute book or book of account required to be kept by this Instrument shall be kept, and inspection thereof shall be allowed and copies shall be supplied, in such form and manner and subject to such precautions as would from time to time be permissible or required if it were a register, index, minute book or book of account required to be kept by the Company pursuant to all applicable laws and regulations and references to such records in the Instrument shall be construed accordingly.

1.7.	A Warrant is “outstanding” unless the Subscription Rights attached to such Warrant have been exercised in full or have lapsed in accordance with the provisions of this Instrument.

1.8.	Any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail.

1.9.	References to “$” are to the lawful currency of the United States as at the date of this Instrument.

1.10.	References to times of the day are to that time in New York City and references to a day are to a period of 24 hours running from midnight to midnight.

1.11.

Any reference to “Company” includes the Company in such form as it exists following any continuation, merger, consolidation or similar action under the laws of the British Virgin Islands, the State of Delaware or any other relevant jurisdiction.

1.12.

References to “shares in the capital of” or “share capital” or similar terms in this Instrument shall be construed so as to include shares in a company which has no share capital but is authorised to issue a maximum or unlimited number of shares.

1.13.	References to actions of the Directors shall be deemed to refer to actions of the Board.

2.	CONSTITUTION AND FORM OF WARRANTS

2.1.	This Instrument amends and restates in its entirety the Original Warrant Instrument, pursuant to which 50,025,000 Warrants were initially created and constituted on the date thereof.

2.2.

Each Warrant confers the right (but not the obligation) on the Warrantholder to subscribe for the applicable Portion of a Class A Common Share during the Subscription Period on the terms and subject to the conditions set out in this Instrument.

2.3.

The Company undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to do all such things and execute all such documents to the extent necessary in order to give effect to the exercise of any Subscription Rights in accordance with this Instrument. The Company hereby appoints the Registrar to act as agent for the Company for the Warrants in accordance with the express terms and subject to the conditions set forth in this Instrument (and no implied terms or conditions), and the Registrar hereby accepts such appointment.

2.4.

Upon the issue of any Warrant, the Company shall enter the person or persons to whom the Warrant is issued into the Register in respect of such Warrant. The Warrants registered in a Warrantholder’s name will be held in certificated form and will be evidenced by a Warrant Certificate issued by the Company. Notwithstanding the foregoing, some or all of the Warrants may, at initial issuance or any time thereafter, be represented by one or more permanent global Warrants in definitive, fully registered form, with the global securities legend set forth in Schedule 1 (each, a “Global Warrant”). Any such Global Warrant shall be deposited on behalf of the relevant Warrantholders with the Registrar, as custodian for the Depositary (or with such other custodian as the Depositary may direct), registered in the name of the Depositary or a nominee of the Depositary, and duly executed by the Company and countersigned by the Registrar as hereinafter provided.

2.5.

The Company shall, upon exercise of all or any of the Warrants in accordance with Clause 4 (Exercise of Warrants) from time to time during the Subscription Period, including, without limitation, the payment, in full, of the Exercise Price with respect thereto, forthwith allot and issue the number of Class A Common Shares required to be allotted and issued in accordance with the terms of this Instrument.

2.6.

The Warrants are issued subject to the Articles and otherwise on the terms and conditions of this Instrument, which are binding upon the Company and each Warrantholder and all persons claiming through them.

2.7.

If any Warrants are to be represented by a Global Warrant, the Company shall execute and, upon written request by the Company, the Registrar shall, in accordance with Clause 3, countersign and deliver initially one or more Global Warrants that (i) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or of the nominee of the Depositary and (ii) shall be delivered by the Registrar to the Depositary or pursuant to the Depositary’s instructions or held by the Registrar as custodian for the Depositary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Instrument with respect to any Global Warrant held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Warrant, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

2.8.

The Company may assign “CUSIP” numbers (if then generally in use) in connection with the issuance of the Warrants and the Registrar may use such “CUSIP” numbers in notices as a convenience to Warrantholders; provided, however, that any such Registrar’s notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

3.	WARRANT CERTIFICATES

3.1.

Every Warrant Certificate shall be in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate) and shall have endorsed thereon a Subscription Notice and Form of Nomination in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate).

3.2.

Every Warrantholder shall be entitled without charge to one Warrant Certificate for the Warrants held by him save that joint holders shall be entitled to one certificate only in respect of the Warrants held by them jointly which certificate shall be delivered to the holder whose name stands first in the Register in respect of such joint holding. The Company shall not be bound to register more than four persons as joint holders of any Warrants. The holder of any Global Warrant will be the Depositary or a nominee in whose name the Global Warrant is registered.

3.3.

Where some but not all of the Warrants comprised in any Warrant Certificate are transferred or exercised in accordance with the terms of this Instrument, the Company shall issue, free of charge, to the relevant Warrantholder, a fresh Warrant Certificate in accordance with the other provisions of this Instrument for the balance of the Warrants retained by such Warrantholder.

3.4.

All Warrant Certificates shall be executed by or on behalf of the Company. In addition, at any time and from time to time after the execution of this Instrument, the Registrar shall, upon receipt of a written order of the Company signed by an officer of the Company, countersign, either by manual or facsimile signature, and issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, whether such Warrant Certificate is to be a Global Warrant or a Definitive Warrant, and the number of Warrants then authorized. Each such Warrant shall be dated the date of its countersignature.

3.5.

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it shall, at the discretion of the Company and the Registrar, be replaced at the office of the Registrar on payment of such expenses as may reasonably be incurred in connection therewith and on such terms as to evidence, indemnity and/or security as the Company and the Registrar may reasonably require, including (i) evidence reasonably satisfactory to the Company and the Registrar of such loss, theft or destruction of such Warrant Certificates, including, in the case of lost Warrant Certificates, an affidavit of loss, or in the case of mutilated Warrant Certificates, the certificate or portion thereof remaining, and (ii) indemnity satisfactory to both the Company and the Registrar (unless waived by the Registrar or the Company, as applicable) and holding the Registrar and Company harmless.

4.	EXERCISE OF WARRANTS

4.1.

Subject to this Clause 4 and the terms and conditions of this Instrument, a Warrantholder may exercise all or any portion of its Subscription Rights for all or any whole number of Class A Common Shares for which he is entitled to subscribe at any time during the Subscription Period. The exercise of Subscription Rights must be made subject to, and in compliance with, any laws and regulations for the time being in force and upon payment of any taxes, duties and other governmental charges payable by reason of the exercise (other than taxes and duties imposed on the Company).

4.2.

No fractions of a Class A Common Share will be issued to a Warrantholder upon exercise of any Warrants pursuant to this Instrument. Where a Warrantholder purports to exercise Warrants for an aggregate amount (a “Purported Exercise Amount”) that is not equal to a multiple of the Minimum Exercise Amount, such purported exercise will only be valid in respect of the amount of Warrants which are equal to the largest multiple of the Minimum Exercise Amount which is less than the Purported Exercise Amount (the “Largest Multiple Amount”), and the number of Warrants equal to the Purported Exercise Amount less the Largest Multiple Amount shall lapse and be cancelled, and such Warrantholder will have no further Subscription Rights in respect of such Warrants.

4.3.

In order to exercise Subscription Rights, whether in whole or in part, Warrantholders must deliver or cause to be delivered the relevant Warrant Certificate(s) to the Registrar at the address indicated in the Subscription Notice (or to any other person or address otherwise notified to Warrantholders in accordance with Clause 13.2) together with the Subscription Notice properly completed and duly executed (or any other document(s) as the Company and the Registrar may, in their absolute discretion, accept), together with a remittance in cleared funds for the Exercise Price in respect of the whole number of Class A Common Shares being acquired with respect to the Warrants being exercised. Once so delivered, a Subscription Notice shall be irrevocable save with the consent of the Board. In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements of this Clause 4.3 through the relevant Agent Member in accordance with the procedures of the Depositary.

4.4.

Warrants will be deemed to be exercised on the business day upon which the Registrar (or such other person as shall have been notified to Warrantholders in accordance with Clause 13.2) shall have received the relevant documentation and remittance in cleared funds referred to in this Clause 4 (Exercise of Warrants). Subject to Subscription Rights being validly exercised and value having been received by the Company in respect of the relevant remittance, and subject to Clause 4.6, the Company shall allot the Class A Common Shares to be issued pursuant to the exercise of Subscription Rights and enter the allottee of such Class A Common Shares in the Company’s register of members not later than 10 days after the date on which such Subscription Rights are exercised. If an adjustment is made pursuant to Clause 6 after the exercise date but before the relevant Class A Common Shares have been allotted, the Warrantholder will receive such number of Class A Common Shares as it would have received had the exercise taken place following the adjustment taking effect.

4.5.

Subject to clause 4.6, as soon as practicable following the exercise of Subscription Rights in accordance with the terms of this Instrument and, in any event, not later than 28 days after the date on which such Subscription Rights are exercised, the Company shall issue:

4.5.1.

a certificate for the Class A Common Shares in the name of such Warrantholder or such other person as may be named on the Form of Nomination set out in the Warrant Certificate (subject as provided by law and to payment of stamp duty, stamp duty reserve tax or any similar tax as may be applicable, and compliance with the provisions in Clause 9.1 hereof); and

4.5.2.

in the event of a partial exercise of Subscription Rights by any Warrantholder, a Warrant Certificate in the name of such Warrantholder in respect of the balance of the Warrants represented by the relevant Warrant Certificate that remain outstanding.

The certificate for the Class A Common Shares arising on the exercise of Warrants (together with any balancing Warrant Certificate) will be dispatched at the risk of the person entitled thereto to the address of such person or (in the case of a joint holding) to that one of them whose name stands first in the Register or relevant Form of Nomination and will be sent by ordinary postal delivery.

4.6.

At any time when the Class A Common Shares are capable of electronic settlement in uncertificated form on any securities exchange or quotation system on which the Class A Common Shares are traded or quoted, the Class A Common Shares to be issued upon the exercise of Subscription Rights may, at the absolute discretion of the Board and with written notice thereof to the Registrar, be issued in uncertificated form (whether in the form of depositary interests or otherwise) in such manner as the Company may notify to Warrantholders.

4.7.	Every Warrant in respect of which Subscription Rights:

4.7.1.	have been exercised in full; or

4.7.2.	have not been exercised (whether in whole or in part) during the Subscription Period,

shall lapse and be cancelled and Warrantholders will have no further Subscription Rights in respect of such Warrants and such Warrants may not be re-issued or re-sold.

4.8.

Class A Common Shares allotted pursuant to the exercise of Warrants in accordance with the terms of this Instrument shall be issued fully paid and free from any liens, charges or encumbrances and rights of pre-emption but shall not rank for any dividends or other distributions declared, made or paid on the Class A

Common Shares for which the record date is prior to the relevant day on which the Warrants are exercised but, subject thereto, shall rank in full for all dividends and other distributions declared, made or paid on the Class A Common Shares on or after the relevant day on which the Warrants are exercised and otherwise pari passu in all respects with the Class A Common Shares in issue at that date.

4.9.

At any time when the Class A Common Shares are admitted to trading on Nasdaq and/or any other securities exchange or quotation system, it is the intention of the Company to apply to Nasdaq (or relevant authority for any other securities exchange or quotation system) for the Class A Common Shares allotted pursuant to any exercise of Warrants to be admitted to Nasdaq or such other securities exchange or quotation system on which the Class A Common Shares are traded or quoted.

4.10.

The exercise of Subscription Rights by any holder or beneficial owner of Warrants who is a U.S. Person will be subject to such requirements, conditions, restrictions, limitations and/or prohibitions as the Company may at any time impose, in its absolute discretion, for the purpose of complying with the securities laws of the United States (including, without limitation, the Securities Act, the Exchange Act, the U.S. Investment Company Act, and any rules or regulations promulgated under such acts).

4.11.

Each person exercising Subscription Rights represents, warrants and agrees, as at the time(s) of such exercise that it is not a resident of Canada, Australia, Japan or South Africa (or any other jurisdiction where the offer or sale of relevant securities or the exercise of the Warrants and receipt of the Class A Common Shares would violate the relevant securities laws of such jurisdiction) and is not exercising the Warrants on behalf of any such person.

4.12.

The Registrar and the Company reserve the right to delay taking any action on any particular instructions from the Warrantholder if any of them considers that it needs to do so to obtain further information from the Warrantholder or to comply with any legal or regulatory requirement binding on it (including the obtaining of evidence of identity to comply with money laundering regulations), or to investigate any concerns they may have about the validity of or any other matter relating to the instruction.

4.13.

The Company shall not be obliged to issue and deliver Class A Common Shares pursuant to the exercise of a Warrant unless (i) such Class A Common Shares have been registered or qualified or deemed to be exempt under the securities laws of the jurisdiction of state of residence of the Warrantholder; (ii) a registration statement under the Securities Act with respect to the Class A Common Shares is effective, (iii) the Warrantholder provides the Company with reasonable assurance that such Class A Common Shares can be sold, novated or transferred pursuant to Rule 144 (“Rule 144”) or Rule 144A promulgated under the Securities Act (or a successor rule thereto) and the applicable sale of the Class A Common Shares to be made In reliance on Rule 144 is made in accordance with the terms of Rule 144, or (iv) in the opinion of legal counsel to the Company (in consultation with the Registrar), the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such Class A Common Shares are qualified for sale or exempt from qualification under applicable securities laws of jurisdictions in which the Warrantholder resides. Warrants may not be exercised by, or Class A Common Shares issued or delivered to, any Warrantholder in any state or other jurisdiction in which such exercise or issue and delivery of Class A Common Shares would be unlawful. In connection with the issuance and delivery of Class A Common Shares in reliance on Rule 144, the Registrar may require the Company to provide an opinion of counsel reasonably acceptable to the Registrar.

4.14.

At any time during the Subscription Period, the Board will have the discretion to refuse to accept a notice of exercise of Subscription Rights to the extent such exercise may affect the Company’s ability to meet the requirements of the listing rules of the securities exchange or quotation system on which the Class A Common Shares are traded or quoted; provided, that the Company must provide prompt written notice to the Registrar of any determination under this Clause 4.14.

4.15.

In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Instrument, the Registrar shall record any adjustment thereof in the Register.

4.16.	In the event of an exercise of Warrants, the Company hereby instructs the Registrar to record cost basis for the newly issued Class A Common Shares to be equal to [the Exercise Price thereof].

4.17.	The Registrar shall forward funds received for Warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

5.	UNDERTAKINGS

Subject to the provisions of Clause 6 and, unless otherwise authorised by an Extraordinary Resolution, whilst any Subscription Rights remain outstanding, the Company shall at all times maintain all requisite board and shareholder or other authorities necessary to enable the issue of Class A Common Shares (free from any rights of pre-emption) pursuant to the exercise of all the Warrants outstanding from time to time, including a sufficient number of authorised and unissued Class A Common Shares in its Articles.

6.	ADJUSTMENT OF SUBSCRIPTION RIGHTS

6.1.

If the Company, at any time while Subscription Rights are outstanding, (i) issues any Class A Common Shares by way of dividend or distribution to holders of Class A Common Shares (solely in their capacity as holders of Class A Common Shares), (ii) subdivides (by any share split, recapitalization or otherwise) the number of Class A Common Shares outstanding into a larger number of Class A Common Shares or (iii) consolidates (by consolidation, combination, reverse share split or otherwise) the number of outstanding Class A Common Shares into a smaller number of Class A Common Shares, then in each such case the Exercise Price shall be divided by the quotient of (x) the number of Class A Common Shares outstanding immediately after such event divided by (y) number of Class A Common Shares outstanding immediately before such event (the result of such quotient is referred to herein the “Adjustment Percentage”). Any adjustment made pursuant to sub clause (i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to sub clause (ii) or (iii) shall become effective immediately after the effective date of such subdivision or consolidation. Following each adjustment to the Exercise Price pursuant to the immediately preceding sub clauses (i), (ii) or (iii), the Portion shall also be adjusted in accordance with the definition thereof so that after such adjustment the aggregate Exercise Price payable hereunder shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

6.2.

On any adjustment to the Exercise Price pursuant to this Clause 6, the resultant Exercise Price, if not an integral multiple of one cent, will be rounded to the nearest cent (0.5 cents being rounded upwards).

6.3.	If:

(i)

the Board determines that an adjustment should be made to the Exercise Price and/or the Portion to which each Warrant relates as a result of one or more events or circumstances not referred to in Clause 6.1; or

(ii)

an event which gives or may give rise to an adjustment under Clause 6.1 occurs in circumstances such that the Board, in its absolute discretion, determines that the adjustment provisions of Clause 6.1 need to be operated subject to some modification in order to give a result which Is fair and reasonable in all the circumstances, then the Board may make any adjustment to the Exercise Price and/or Portion or modification to the operation of Clause 6.1 as It determines in good faith to be fair and reasonable to take account of the relevant event or circumstance and upon determination the adjustment (if any) will be made and will take effect in accordance with the determination.

6.4.

On any adjustment to the Exercise Price pursuant to this Clause 6, the Company shall promptly thereafter deliver to the Registrar a certificate of the Chief Financial Officer (or other such officer as the Registrar may approve) of the Company setting forth the Adjustment Percentage and the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Class A Common Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be conclusive for all purposes. The Registrar shall have no obligation to determine whether an adjustment under Clause 6 has occurred or to calculate any of the adjustments set forth herein.

7.	MANDATORY REDEMPTION

7.1.

Upon the occurrence of the Redemption Event, each Warrant, unless previously exercised or cancelled before the date set for redemption in accordance with Clause 7.3, will be mandatorily redeemed by the Company for $0.01 per Warrant.

7.2.	The Redemption Event occurs if the Average Price of a Class A Common Share for any ten consecutive Trading Days is equal to or greater than the Redemption Trigger Price.

7.3.

The Company will give the Registrar prompt written notice of the occurrence of the Redemption Event. The Company will give Warrantholders notice of the Redemption Event having occurred within 20 days of its occurrence In accordance with the terms of this Instrument and will redeem all Warrants falling to be redeemed on the date set by the Redemption Notice, being a date no longer than 30 days following the occurrence of the Redemption Event. Any Warrant which is exercised before the date set for redemption by the Redemption Notice will not be redeemed.

7.4.

On the date set for redemption by the Redemption Notice, the Company shall pay to each holder of Warrants to be redeemed the amount due in respect of such redemption and upon making such payment the relevant Warrant will be cancelled.

7.5.

If the Board determines that an adjustment should be made to the Redemption Trigger Price as a result of matters such as any subsequent consolidation or subdivision of the Class A Common Shares or issue of Class A Common Shares to shareholders by way of dividend or distribution, the Board shall determine in good faith as soon as practicable what adjustment (if any) to the Redemption Trigger Price is fair and reasonable and upon determination the adjustment (if any) will be made and will take effect in accordance with the determination. The Company shall provide prompt written notice to the Registrar of any adjustment under this Clause 7.5, in accordance with and subject to the provisions of Clause 6.4.

7.6.

The Company shall provide Computershare with funding if the Registrar is to make any payment to Warrantholders upon a Redemption Event under this Clause 7. Computershare may request additional funds from the Company from time to time in order to make such payments, and shall have no obligation to make payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto. Computershare shall be entitled to make any tax withholdings or deductions from any payment under this Clause 7 that it determines is required under applicable law.

8.	GENERAL OFFERS AND LIQUIDATION

8.1.

While any Subscription Rights remain outstanding, if at any time an offer is made to all holders of Class A Common Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire all or some of the issued Class A Common Shares and the Company becomes aware on or before the end of the Subscription Period that as a result of such offer (or as a result of such offer and any other offer made by the offeror) the right to cast a majority of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or such companies or persons as aforesaid, the Company will give notice to the Registrar and Warrantholders of such vesting within 14 days of it occurring, and each such Warrantholder will be entitled, at any time within the period of 30 days immediately following the date of such notice, to exercise his Subscription Rights on the terms on which the same could have been exercised If they had been exercisable and had been exercised on the date of such notice after which time all Subscription Rights will lapse. If any part of such period falls after the end of the Subscription Period, the end of the Subscription Period will be deemed to be the last business day of that 30 day period.

8.2.	[Reserved].

8.3.

If the Company enters into liquidation, all Subscription Rights will lapse on the date of the commencement of the liquidation. The Company shall provide the Registrar with prompt written notice upon any liquidation.

9.	TRANSFER AND TITLE

9.1.

Warrants shall be transferable individually and in integral multiples by way of novation by an instrument of transfer in any usual or common form (including, in the case of a Global Warrant, through the procedures of the Depositary) or such other form as may be approved by or on behalf of the Board (without adversely affecting the Registrar’s rights, duties, immunities or obligations). The Registrar shall maintain a register of Warrantholders in registered form and the provisions of Schedule 2 (Registration, Transfer and Transmission) relating to the transfer, transmission and registration of Warrants shall have full effect as if the same had been incorporated in this Instrument.

9.2.

The registered holder of a Warrant shall be treated as its absolute owner for all purposes notwithstanding any notice of ownership or notice of previous loss or theft or of trust or other interest therein (except as ordered by a court of competent jurisdiction or required by law). The Company shall not (except as stated above) be bound to recognise any other claim to or interest in any Warrant.

9.3.

Notwithstanding anything to the contrary herein, except in the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Clause 9.5, a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depositary to a nominee of the Depositary, (y) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) the Depositary or any such nominee to a successor Depositary or its nominee.

9.4.

Subject to compliance with all applicable laws and regulations for the time being in force, the Company may make arrangements to enable Warrants to be held in uncertificated form (whether in the form of depositary interests or otherwise) in such manner as the Directors may determine from time to time; provided, that the Company shall provide prompt written notice thereof to the Registrar and shall not adversely affect the Registrar’s rights, duties, immunities or obligations without the Registrar’s written consent.

9.5.	Exchange and Transfer of Global Warrants for Definitive Warrants:

9.5.1.

Subject to Clause 9.5.4, beneficial interests in a Global Warrant deposited with the Depositary or with the Registrar as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with this Clause 9 (including Clause 9.1) and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Registrar in writing that it elects to cause the issuance of Definitive Warrants under this Instrument. In the event of the occurrence of either of the events specified in the foregoing clauses (i) and (ii), the Company will promptly make available to the Registrar a reasonable supply of Definitive Warrants.

9.5.2.

Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Clause 9.5 shall be surrendered by the Depositary to the Registrar, to be so transferred, in whole or from time to time in part, without charge, and upon written request, the Registrar shall countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Registrar shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be canceled by the Registrar. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct and in accordance with applicable law.

9.5.3.

Subject to Clause 9.5.2, the registered holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Warrantholder is entitled to take under this Instrument or the Warrants.

9.5.4.

The Depositary shall notify the Registrar of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Registrar will be liable or responsible for any names or any amounts provided by the Depositary.

9.5.5.

Notwithstanding anything to the contrary herein, in lieu of issuing a Definitive Warrant to any person, the Registrar may, upon the Company’s instruction, register Warrants in the name of such person through a Company direct registration system or the Registrar’s other book-entry procedures.

10.	MEETINGS OF WARRANTHOLDERS

10.1.

All the provisions of the Articles as to general meetings apply mutatis mutandis to meetings of Warrantholders as though the Warrants were a class of shares forming part of the capital of the Company, but:

10.1.1.

the necessary quorum Is the requisite number of Warrantholders (present in person or by proxy) entitled to subscribe for 20% of the aggregate Class A Common Shares into which such outstanding Warrants are exercisable;

10.1.2.

every Warrantholder present in person or by proxy at any such meeting is entitled on a show of hands to one vote and every such Warrantholder present in person or by proxy is entitled on a poll to one vote for each Class A Common Share for which he is entitled to subscribe;

10.1.3.	any Warrantholder present in person or by proxy may demand or join in demanding a poll; and

10.1.4.	if at any adjourned meeting a quorum as above defined Is not present, the Warrantholder or Warrantholders then present in person or by proxy are a quorum.

10.2.	Without prejudice to the generality of the foregoing, the Warrantholders, by way of Extraordinary Resolution, shall have power to:

10.2.1.	sanction any compromise or arrangement proposed to be made between the Company and the Warrantholders or any of them;

10.2.2.

sanction any proposal by the Company for modification, abrogation, variation or compromise of, or arrangement in respect of the rights of the Warrantholders against the Company whether such rights shall arise under this Instrument or otherwise;

10.2.3.

sanction any proposal by the Company for the exchange or substitution for the Warrants of, or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock, warrants or other obligations or securities of the Company or any other body corporate formed or to be formed;

10.2.4.	assent to any modification of the conditions to which the Warrants are subject and/or the provisions contained in this Instrument which shall be proposed by the Company;

10.2.5.	authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

10.2.6.	discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under this Instrument; and

10.2.7.	give any authority, direction or sanction which under the provisions of this Instrument is required to be given by Extraordinary Resolution.

Notwithstanding anything contained in this Clause 10.2, any modification of this Instrument must be made in accordance with the terms of Clause 11, and the Registrar shall receive prompt written notice of any Extraordinary Resolution affecting the Warrants or this Instrument.

10.3.	An Extraordinary Resolution consented to in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Warrantholders.

11.	MODIFICATIONS

11.1.

Any modification to this Instrument and any of the rights attached to the Warrants may be effected only by an instrument in writing, duly executed by each of the Company and the Registrar, and expressed to be supplemental to this Instrument and, save in the case of a modification which is of a formal, minor or technical nature or made to correct a manifest error or a modification deemed necessary or desirable by the Directors in their absolute discretion (acting in good faith) and which the Directors determine in their absolute discretion (acting in good faith) does not adversely affect the interests of Warrantholders, only if it shall first have been sanctioned by an Extraordinary Resolution of the Warrantholders. Notwithstanding the foregoing, the Company may lower the Exercise Price (permanently or for limited duration) or extend the duration of the Subscription Period without the prior sanction, consent or approval of Warrantholders, but must provide prompt written notice thereof to the Registrar.

11.2.	A memorandum of every such supplemental Instrument shall be endorsed on this Instrument.

11.3.

As a condition precedent to the Registrar’s execution of any amendment to this Instrument, the Company shall, at the Registrar’s request, deliver to the Registrar a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Clause 11. Notwithstanding anything contained in this Instrument, the Registrar shall not be obligated to execute any amendment, supplement or waiver that affects the Registrar’s rights, duties or immunities under this Instrument.

11.4.	Notice of every modification to this Instrument shall be given by the Company to the Warrantholders in accordance with Clause 13.2.

12.	PURCHASE, SURRENDER AND CANCELLATION

12.1.	The Company may at any time purchase, from one or more Warrantholders, Warrants, whether

12.1.1.	by tender at any price; or

12.1.2.	on or through the market; or

12.1.3.	by private treaty at any price,

or otherwise, on such terms as the Directors, in their absolute discretion, (acting in good faith) determine provided such purchases are made in accordance with applicable laws and regulations and the rules of any stock exchange or trading platform on which Warrants are listed or traded.

12.2.	The Company shall accept the surrender (for no consideration) of Warrants at any time.

12.3.

All Warrants purchased pursuant to Clause 12.1 or surrendered shall be cancelled forthwith and may not be reissued or sold. The Company shall provide the Registrar with prompt written notice of any purchase of Warrants under Clause 12.1 or surrender of Warrants.

12.4.

At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Registrar, to reflect such reduction.

13.	AVAILABILITY OF INSTRUMENT AND NOTICES

13.1.	Every Warrantholder shall be entitled to a copy of this Instrument upon written request to the Company.

13.2.

Any notice or communication by the Company, on the one hand, or the Registrar, on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) on the fourth business day following mailing when mailed by first class mail, postage prepaid, (iii) on the first business day following the deposit thereof with the courier, when sent by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via email (if a notice email address is provided). In each case the notice or communication should be addressed as follows:

If to the Company:

Radius Global Infrastructure, Inc.

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

Attn: Chief Financial Officer, with a copy to the same address to the attention of General Counsel

With a copy to each by e-mail at gbreisinger@rdgi.com and jbirnbaum@rdgi.com

If to the Registrar:

Computershare Trust Company N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

The Company or the Registrar by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication by a Holder to the Registrar or the Company shall be given in accordance with this Clause 13.2.

13.3.

Where this Instrument provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Warrantholders must be filed with the Registar, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

13.4.	Notices to be given to Warrantholders pursuant to the provisions of this Instrument shall be given in accordance with paragraph 3 of Schedule 2 (Registration, Transfer and Transmission).

13.5.

The Company will use reasonable endeavours to give written notice to each Warrantholder and the Registrar at least fifteen calendar days prior to the date on which the Company closes its books or takes a record (A) with respect to any distribution on the Class A Common Shares or (B) for determining rights to vote with respect to any voluntary dissolution or voluntary liquidation of the Company.

14.	PURCHASE OF CLASS A COMMON SHARES BY THE COMPANY

The Company may at any time purchase Class A Common Shares, or arrange for the purchase of Class A Common Shares on its behalf or by any other member of its group, and whether by way of tender offer, without requiring, in each case, the consent of Warrantholders for such purchase.

15.	REGISTRAR

The Registrar undertakes the express duties and obligations imposed by this Instrument upon the terms and conditions set forth in Schedule 3 hereto, which is incorporated by reference and made a part of this Instrument in its entirety.

16.	RIGHTS OF HOLDERS

Holders of unexercised Warrants, as such, have no rights as stockholders and are not entitled to exercise any rights whatsoever as stockholders of the Company, including, but not limited to the rights to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company or (v) exercise any preemptive right.

17.	ENFORCEMENT

17.1.

The Company acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Instrument and the Schedules hereto shall enure to the benefit of each and every Warrantholder.

17.2.

Each Warrantholder shall be entitled to enforce the said covenants, obligations and conditions against the Company insofar as such Warrantholder’s Warrant is concerned, without the need to join the allottee of any such Warrant or any intervening or other Warrantholder in the proceedings for such enforcement.

17.3.

Nothing in this Instrument is intended or shall be construed to confer upon any person other than the Company, the Registrar and the Warrantholders any right, remedy or claim under or by reason of this Instrument or any part hereof.

18.	GOVERNING LAW

18.1.

This Instrument and the Warrants and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of the State of Delaware (without giving effect to the choice of law provisions thereof).

18.2.

The Company and the Warrantholders (but not the Registrar) agree that the courts of the State of Delaware shall, to the extent permitted by law and consistent with the Articles, have exclusive jurisdiction to settle any dispute or claim between them arising out of or in connection with this Instrument or any Warrant or their subject matter or formation (including non-contractual disputes or claims).

19.	FORCE MAJEURE

Notwithstanding anything to the contrary contained herein, the Registrar will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

20.	CONFIDENTIALITY

The Registrar and the Company agree that all books, records, information and data pertaining to the business of the other party, including but not limited to, personal, non-public information about the Warrantholders, which are exchanged or received pursuant to the negotiation or the carrying out of this Instrument including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except (a) as may be required by law or regulation, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions) and (b) to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Instrument (provided such disclosure is not prohibited by applicable law).

21.	BANK ACCOUNTS

All funds received by Computershare under this Instrument that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Instrument, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

22.	FURTHER ASSURANCES

The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Registrar for the carrying out or performing by the Registrar of the provisions of this Instrument.

23.	SEVERABILITY

In case any provision in this Instrument or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby; provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Registrar, the Registrar shall be entitled to resign upon ten (10) days’ written notice to the Company.

24.	COUNTERPARTS

The parties hereto may sign any number of copies of this Instrument. Each signed copy shall be deemed an original, but all of them together represent the same agreement. A signature to this Instrument executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.

[Signature Pages Follow]

IN WITNESS THEREOF this Instrument has been executed by the parties hereto and delivered on the date first written above.

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:
Title:

COMPUTERSHARE, INC.
COMPUTERSHARE TRUST COMPANY, N.A.,
as Registrar

By:
Title:

SCHEDULE 1

FORM OF WARRANT CERTIFICATE

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT INSTRUMENT REFERRED TO BELOW.]1

THE SECURITIES REPRESENTED BY THIS [WARRANT CERTIFICATE][GLOBAL WARRANT] (INCLUDING THE SECURITIES ISSUABLE UPON THE EXERCISE OF ANY WARRANT) ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED WARRANT INSTRUMENT DATED [•], 2020, EXECUTED BY THE COMPANY AND COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A., COLLECTIVELY AS REGISTRAR (THE “WARRANT INSTRUMENT”). COPIES OF SUCH INSTRUMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE OFFICES OF THE REGISTRAR AT THE ADDRESS BELOW (OR SUCH OTHER PLACE AS THE REGISTRAR MAY APPOINT).

No. of Certificate:	[●]

Number of Warrants:	[●]

Date of issue:	[●]

Warrants to subscribe for class A common share(s), par value $0.0001 per share, in

RADIUS GLOBAL INFRASTRUCTURE, INC.

This is to certify that [●]

of [●]

is/are the registered holder(s) of [●] Warrants in Radius Global Infrastructure, Inc. issued pursuant to and in accordance with the terms of the Warrant Instrument (as from time to time amended) executed by Radius Global Infrastructure, Inc. Words and expressions used in this Warrant Certificate and the Subscription Notice shall have the same meanings as in the Warrant Instrument.

The registered holder is entitled in respect of every one Warrant held to subscribe for the applicable Portion of a Class A Common Share during the Subscription Period on the terms and conditions set forth in the Warrant Instrument. At the date of issue of this certificate, the applicable Portion is [one-third][insert applicable Portion if there has been a prior adjustment] of a Class A Common Share.

Warrants are exercisable only as specified in Clause 4 of the Warrant Instrument.

Transfer of any of the Warrants comprised herein will not be registered without production of this Warrant Certificate and compliance with Clause 9 of the Warrant Instrument.

[1]	To be included in the case of a Global Warrant.

The Warrant Instrument is enforceable severally by each Warrantholder and is available for inspection at the offices of the Registrar’s at the address below (or such other place as the Registrar may appoint) until the end of the Subscription Period.

The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Registrar as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Registrar shall be affected by notice to the contrary.

The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company.

Executed by the Company and Countersigned by the Registrar on [●] 20[●].

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:
Title:

COMPUTERSHARE, INC.
COMPUTERSHARE TRUST COMPANY, N.A.,
as Registrar

By:
Title:

The address for the Registrar is:

Computershare Trust Company, N.A.

150 Royall St.

Canton, MA 02021

SUBSCRIPTION NOTICE

In order to exercise all or any of the Warrants represented by this Warrant Certificate the certificate should be submitted with this Subscription Notice duly completed and signed, together with the payment in cleared funds referred to below, to Computershare Inc. (the Registrar), delivered to the following address (or such other place as the Registrar may appoint):

Computershare Trust Company, N.A.

150 Royall St.

Canton, MA 02021

To:	The Board of Directors, Radius Global Infrastructure, Inc.

I/We the undersigned, being the registered holder(s) of the Warrants comprised in this Warrant Certificate (and the several Warrant Certificates (if any) enclosed with this Subscription Notice) hereby give(s) notice of his/their wish to exercise [            ] Warrant(s) to subscribe for [            ] Class A Common Shares in Radius Global Infrastructure, Inc. in accordance with the provisions of the Warrant Instrument.

I/We enclose payment for $[            ] in favour of Radius Global Infrastructure, Inc. being the aggregate payment of the full subscription price for the total number of such Warrants.*

*	Please contact the Registrar if you wish to pay by way of electronic transfer.

I/We represent, warrant and agree: I/We am/are not a resident of Canada, Australia, Japan or South Africa (or any other jurisdiction where the offer or sale of relevant securities or the exercise of the Warrants and receipt of the Class A Common Shares would violate the relevant securities laws of such jurisdiction) and am/are not exercising the Warrants on behalf of any such person.

I/We direct you to allot the registered shares in Radius Global Infrastructure, Inc. issued pursuant hereto to the person(s) whose name(s) and address(es) is/are set out in the Form of Nomination set out below and who has signed the acceptance set out therein or, if none is set out, to me/us in which event I/we agree to accept such shares subject to the Certificate of Incorporation and Bylaws of Radius Global Infrastructure, Inc. I/We authorise and request the entry of the name(s) of such persons in the register of shareholders of the Company in respect thereof.

I/We require the delivery of:

(a)	certificates in respect of the Class A Common Shares in Radius Global Infrastructure, Inc. to be allotted to such persons; and

(b)	a Warrant Certificate in the name(s) of such persons for any balance of my/our Warrants remaining exercisable,

at the risk of such persons to such address as is set out in the Form of Nomination or, if none is set out, to my/our address set out in the Register of Warrantholders or (in the case of joint holders) to the address of that one whose name stands first in such form of Nomination or (if applicable) Register in respect of the Warrants represented by this Warrant Certificate by ordinary postal service.

Dated

Signature(s)

GUIDANCE NOTES:

Exercise of the Warrants represented by this Warrant Certificate may be consolidated with the exercise of Warrants represented by other Warrant Certificates by the use of only one Subscription Notice, provided that the other Warrant Certificates are attached to the Subscription Notice.

In the case of joint holdings, all joint holders must sign.

FORM OF NOMINATION

Warrants held in definitive or uncertificated form:

Please insert in BLOCK CAPITALS in the box below the identifying number(s) and full name(s) of the person(s) to whom you wish the Class A Common Shares arising on the exercise of your Warrants to be allotted and the address to which the certificate for such Class A Common Shares together with any balance certificate for Warrants should be sent and the address of the sole or first-named Warrantholder.

Social Security Number(s) / Identifying Number(s):
Name(s):
Street Address:
City, State, Country and Zip Code
I/We agree to accept all the fully paid Class A Common Shares of the Company to be allotted to me/us subject to the Certificate of Incorporation and Bylaws of the Company.
Signed

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If the above box is left blank in the case of Warrants held in definitive certificated form, the Class A Common Shares will be allotted to the Warrantholder(s) named in the attached Warrant Certificate and the certificate for such Class A Common Shares together with any balance Warrant Certificate will be sent to the registered address of the sole or first-named Warrantholder.

Please contact your broker or other Agent Member for instructions if your Warrants are held in book-entry form through the Depositary

SCHEDULE 2

REGISTRATION, TRANSFER AND TRANSMISSION

1.	REGISTRATION AND TITLE

1.1	An accurate register of the Warrants (the “Register”) will be kept by the Registrar and there shall be entered in the Register:

1.1.1	the names and addresses of the Warrantholders;

1.1.2	the amount of Warrants held by every registered holder; and

1.1.3	the date upon which the name of every such registered holder is entered in respect of the Warrants standing in his name.

1.2

Any change of name or address on the part of a Warrantholder shall forthwith be notified to the Registrar at its office at Computershare Trust Company, N.A., 150 Royall St., Canton, MA 02021 (or such other office designated by the Registrar from time to time) who shall cause the Register to be altered accordingly. The Company may at reasonable times during office hours to inspect the Register and to take copies of or extracts from the same or any part thereof.

1.3

The Company and the Registrar shall be entitled to treat the registered holder of any Warrant as the absolute owner thereof for all purposes notwithstanding any notice of ownership or writing thereon or notice of previous loss or theft or of trust (whether express or implied) or other interest therein (except as ordered by a court of competent jurisdiction or required by law) and shall not (except as aforesaid) be bound to recognise any equitable or other claim to or interest in such Warrant.

1.4

Every Warrantholder will be recognised by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Warrants.

2.	TRANSFER

2.1

Warrants shall be transferable individually and in integral multiples by way of novation by an instrument of transfer in any usual or common form (including, in the case of Global Warrants, pursuant to the procedures of the Depositary) or such other form as may be approved by or on behalf of the Board and the Registrar. The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor and by or on behalf of the transferee. Entry in the Register of a transferee’s name and/or details of Warrants transferred shall be the Company’s and transferor’s agreement in respect of each novation and upon registration all the rights of the transferor in respect of Warrants transferred shall cease. In consideration of (inter alia) the transferee agreeing to be registered as the holder of Warrants the Company shall assume such obligations towards the transferee and the transferee shall have such rights in respect of such Warrants as are set out under the terms of this Instrument. The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect thereof. The Company shall not be obliged to give effect to any such instrument which purports to transfer any Warrants in respect of which a Subscription Notice shall have been received.

2.2

The Company and the Registrar may decline to recognise any instrument of transfer unless such instrument is deposited at the office of the Registrar at Computershare Trust Company, N.A., 150 Royall St., Canton, MA 02021 (or such other office designated by the Registrar from time to time) accompanied by the Warrant Certificate to which it relates, and such other evidence as the Registrar may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on behalf of the transferor, the authority of that person so to do, including, if requested by the Registrar, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

The Registrar may waive production of any Warrant Certificate upon evidence satisfactory to the Registrar of its loss or destruction and/or upon execution of an appropriate indemnity, including holding the Company and the Registrar harmless.

2.3

No fee shall be charged by the Company in respect of the registration of any Instrument of transfer or probate or letters of administration or certificate of marriage or death, or power of attorney or other document relating to or affecting the title to any Warrants or otherwise for making any entry in the Register affecting the title to any Warrants (it being understood that the Warrantholder may be required to pay any transfer taxes in connection with the foregoing).

2.4

The registration of a transfer shall be conclusive evidence of the approval by the Company and the Registrar of the transfer and the Company shall, on registration, issue the transferee with a Warrant Certificate in respect of the Warrants transferred.

3.	NOTICES

3.1

Every Warrantholder shall register with the Company and the Registrar an address to which copies of notices can be sent. Any notice or document may be given or served by the Company or Registrar on any Warrantholder either personally or by sending it by post in a prepaid letter addressed to such Warrantholder at his registered address as appearing in the register or by facsimile transmission to any facsimile number notified by such Warrantholder to the Company.

3.2

Any notices given pursuant to the provisions of this Schedule with respect to Warrants standing in the names of joint holders shall be given to whichever of such persons is named first in the Register and such notice so given shall be sufficient notice to all the holders of such Warrants.

3.3

Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of forty-eight hours after the envelope containing it was posted. Any notice given by facsimile transmission shall be deemed to have been served at the time of transmission by the sender in the absence of an indication of failure of transmission when transmitted.

3.4

When a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall, but the day upon which such notice shall expire shall not, be included in calculating such number of days or other period. The signature to any notice to be given by the Company may be written or printed.

3.5

Every person who by operation of law, transfer or other means whatsoever becomes entitled to a Warrant shall be bound by any notice in respect of such Warrant which, before his name is entered in the Register, has been duly given to the person from whom he derives his title.

3.6

If at any time by reason of the suspension or curtailment of postal services the Company is unable effectively to convene a meeting of the Warrantholders by notices sent through the post, such a meeting may be convened by a notice advertised in at least two national daily newspapers with appropriate circulations (and, where there is a suspension or curtailment of postal services within the United States, at least one of which shall be published in New York City) and such notice shall be deemed to have been duly served on all Warrantholders entitled thereto at noon on the day when the advertisement appears, In any such case the Company shall send confirmatory copies of the notice by post if prior to the meeting the posting of notices to addresses again becomes practicable.

3.7

Any Warrantholder present, either personally or by proxy, at any meeting of the Warrantholders shall for all purposes be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

3.8

Any notice or document delivered or sent by post to or left at the registered address of any Warrantholder or sent by facsimile transmission to any facsimile number notified by such Warrantholder to the Company in pursuance of this Instrument shall, notwithstanding that such Warrantholder is then dead, bankrupt, of unsound mind or (being a corporation) in liquidation, and whether or not the Company has notice of the death, bankruptcy, insanity or liquidation of such Warrantholder, be deemed to have been duly served in respect of any Warrant registered in the name of such Warrantholder as sole or joint holder unless his name has at the time of the service of the notice or document been removed from the Register as the holder of the Warrant, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Warrant.

3.9

Notwithstanding any other provision herein contained, where the Instrument provides for notice of any event to the Warrantholders, such notice shall be sufficiently given to any holder of a Warrant represented by a Global Warrant if given to the Depositary pursuant to the customary procedures of the Depositary.

4.	PAYMENT OF REDEMPTION OR OTHER MONEYS

Any redemption amount or other moneys payable to a Warrantholder may be paid by electronic transfer or cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the Warrant or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of the one of those persons who is first named in the Register or to such person and to such address as the person or persons entitled may in writing direct (and in default of such direction to that one of the persons jointly so entitled as the Directors shall in their absolute discretion determine). Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a Warrant as aforesaid may give receipts for any dividend or other moneys payable in respect of the Warrant. Every cheque is sent at the risk of the person entitled to the payment. If payment is made by electronic transfer, neither the Company nor the Registrar will be responsible for amounts lost or delayed in the course of making that payment.

5.	RESPONSIBILITIES IN RESPECT OF GLOBAL WARRANTS

The Registrar shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depositary) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrant holders under the Warrants shall be given or made only to or upon the order of the registered Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

SCHEDULE 3

1.	REGISTRAR

1.1.	The Registrar undertakes the express duties and obligations imposed by the Instrument upon the following terms and conditions (and no duties or obligations shall be inferred):

1.1.1.

The statements and recitals contained in the Instrument and in the Warrants shall be taken as statements of the Company and the Registrar assumes no responsibility and shall not be liable for the correctness of any of the same (except its countersignature thereof). The Registrar assumes no responsibility with respect to the distribution of the Warrants except as otherwise expressly provided in the Instrument.

1.1.2.

The Registrar shall not have any liability or be under any responsibility in respect of the validity of the Instrument or the execution and delivery hereof (except the due execution hereof by the Registrar) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in the Instrument or in any Warrant; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Class A Common Shares required hereunder or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such adjustment or change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class A Common Shares to be issued pursuant to the Instrument or any Warrant or as to whether any Class A Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

1.1.3.

Notwithstanding anything contained in the Instrument to the contrary, the Registrar’s aggregate liability during any term of the Instrument with respect to, arising from, or arising in connection with the Instrument, or from all services provided or omitted to be provided under the Instrument, whether in contract, or in tort, or otherwise, except for liability arising or resulting from the Registrar’s bad faith, fraud or willful misconduct, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Registrar as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Registrar is being sought. Anything to the contrary notwithstanding, in no event, except for the Registrar’s bad faith, fraud or willful misconduct, will the Registrar be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Registrar has been advised of the likelihood of such loss or damages, and regardless of the form of action.

1.1.4.

The Registrar is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer. In the event the Registrar believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Registrar hereunder, the Registrar, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other Person for refraining from taking such action, unless the Registrar receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Registrar, and which written instructions shall be deemed conclusive for all purposes.

1.1.5.	The Registrar shall not be responsible for any failure of the Company to comply with any of the covenants contained in the Instrument or in the Warrants.

1.1.6.

The Registrar may consult with legal counsel satisfactory to it, which may include counsel for the Company or an employee or counsel for the Registrar, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice or opinion of such counsel.

1.1.7.

The Registrar may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.

1.1.8.

In acting under the Instrument and in connection with the Warrant, the Registrar is acting solely as agent of the Company as determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied), and does not assume any obligations or relationship of agency or trust for or with any of the Warrantholders or beneficial owners of Warrants.

1.1.9.

The Registrar shall not have any duty or responsibility in the case of the receipt of any written demand from any Warrantholder with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

1.1.10.

The Registrar shall not be obligated to expend or risk its own funds or to take any action that it reasonably believes would expose or subject it to expense or liability or to a risk of incurring expense or liability.

1.1.11.

The Registrar shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or the Instrument, including, without limitation, obligations under applicable regulation or law.

1.1.12.

The Registrar shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Registrar and delivered by it to the Company pursuant to the Instrument or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

1.1.13.

The Registrar shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

1.1.14.	The Registrar shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of the Instrument or of the Warrant.

1.1.15.

The Company shall provide an opinion of counsel (or reliance letter in respect thereof) on or prior to the effective date of this Instrument relating to the legality of the Warrants and the valid issuance of the Class A Common Shares underlying the Warrants. The requirements under this paragraph 1.1.15 may be satisfied by the opinion letter and/or reliance letter delivered to the Registrar under the Transfer Agent Agreement executed by the Company and Computershare substantially contemporaneously with this Instrument.

1.2.

The Company will pay the Registrar compensation for all services rendered by it hereunder as agreed upon in writing by the Company and the Registrar. The Company will reimburse the Registrar upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances (including fees and expenses of counsel) incurred or made by the Registrar in the preparation, delivery, negotiation, amendment, administration and execution of the Instrument and the exercise and performance of its duties hereunder.

1.3.

The Company will indemnify the Registrar for, and hold it harmless against, any loss, liability or expense incurred (including without limitation, the reasonable fees and expenses of outside legal counsel) which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions or omissions as Registrar pursuant hereto; provided, that such covenant and agreement does not extend to, and the Registrar shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Registrar as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction). The costs and expenses incurred by the Registrar in enforcing this right of indemnification shall be paid by the Company.

1.4.

The Registrar, and any stockholder, director, officer, affiliate, agent, representative or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Registrar under the Instrument. Nothing in the Instrument shall preclude the Registrar from acting in any other capacity for the Company or for any other legal entity.

1.5.	Replacement of the Registrar.

1.5.1.	The Registrar:

(a)	may resign and be discharged from its duties under the Instrument at any time by not less than 30 days’ prior written notice to the Company;

(b)	may be removed at any time by the Company by 30 days’ prior written notice to the Registrar, and

(c)

may be removed by the Company immediately if: (A) the Registrar is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the Registrar or its property; or (C) the Registrar becomes incapable of acting in its capacity set forth in the Instrument.

1.5.2.

In the event the transfer agency relationship in effect between the Company and the Registrar terminates, the Registrar will be deemed to have resigned automatically and be discharged from its duties under the Instrument as of the effective date of such termination.

1.5.3.

If the Registrar resigns or is removed, or if a vacancy exists in the office of Registrar for any reason, the Company will promptly appoint a successor Registrar. If the successor Registrar does not deliver its written acceptance within 30 days after the retiring Registrar resigns or is removed, the retiring Registrar, the Company or the Warrantholders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Registrar.

1.5.4.

Upon delivery by the successor Registrar of a written acceptance of its appointment to the retiring Registrar and to the Company, (i) the retiring Registrar will transfer all property held by it as Registrar to the successor Registrar (but such predecessor Registrar shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing), subject to any requirements of applicable law and the predecessor Registrar’s record retention policies, (ii) the resignation or removal of the retiring Registrar will become effective, and (iii) the successor Registrar will have all the rights, powers and duties of the Registrar under the Instrument. The Company will give notice of any resignation and any removal of the Registrar, and the transfer agent, as the case may be, and each appointment of a successor Registrar to all Warrantholders, and include in the notice the name of the successor Registrar.

1.6.

If the Registrar consolidates with, merges or converts into, or sells or transfers all or substantially all of its shareholder services business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Registrar with the same effect as if the successor Registrar had been named as the Registrar in the Instrument.

1.7.	The provisions of this Schedule 3 will survive the termination of the Instrument, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Registrar.